Exhibit 32

           Section 1350 Certifications

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, the President and Chief Executive Officer and the Chief Financial Officer of Coastal Banking Company, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

        1.    The quarterly report of the Company for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Randolph C. Kohn Randolph C. Kohn President and Chief Executive Officer November 14, 2005

/s/ James L. Pate, III James L. Pate, III Chief Financial Officer November 14, 2005